Exhibit 24

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Amy Franks, the undersigned of Danbury, Fairfield County, Connecticut, hereby make, constitute, and appoint Eric Koster, Vice President and General Counsel, and Matthew J. McNulty, Senior Vice President, Treasurer and Chief Financial Officer, and each of them, as my true and lawful attorneys-in-fact for me and in my name, place, and stead giving to such persons full power to execute and to file with the Securities and Exchange Commission (SEC) as my attorneys-in-fact and all SEC Forms 3, 4, or 5 required to be filed in connection with my beneficial ownership of securities of Ethan Allen Interiors Inc. (the Company).

The rights, powers, and authority of said attorneys-in-fact herein granted shall commence and be in full force and effect as of December 15, 2021, and such rights, powers, and authority shall remain in force and effect thereafter for so long as I am an Officer of the Company and for such time thereafter as may be necessary to file any such reports.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 16 day of December, 2021.

Signature:	/s/ Amy Franks
Printed Name:	Amy Franks